PLACEMENT AGENCY AGREEMENT

                         NATIONS MASTER INVESTMENT TRUST
                                111 Center Street
                           Little Rock, Arkansas 72201



                                                                  April 16, 2001


Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201

Dear Sirs:

              This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Nations Master Investment Trust, a Delaware business trust ("Master Trust") consisting of the portfolios named on
Schedule I hereto, as such Schedule may be revised from time to time (each a "Portfolio"), has agreed that you shall be, for the period of this Agreement, the exclusive placement agent for shares of beneficial interest of each Portfolio.

              1. You will act as agent for the private placement of interests of each Portfolio covered by, and in accordance with, the registration statement and prospectus then in effect under the Investment Company Act of 1940, as amended (the "1940 Act"), and will transmit promptly any orders received by you for purchase or redemption of interests of a Portfolio to the Transfer and Dividend Disbursing Agent for Master Trust of which Master Trust has notified you in writing. All orders from you shall be subject to acceptance and confirmation by Master Trust.

              2. You shall act as exclusive placement agent for each Portfolios' interests in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

              3. Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, Master Trust's officers may decline to accept any orders for, or make any sales of, any of the Portfolios' interests until such time as they deem it advisable to accept such orders and to make such sales and Master Trust shall advise you promptly of such determination.

              4. Ownership of Portfolio interests sold hereunder shall be registered in such names and denominations as are specified in writing to Master Trust or to its agent designated for the purpose. No certificates for interests of the Portfolios will be issued.

              5. Master Trust agrees to pay, in accordance with the co-administration agreement among Master Trust, Banc of America Advisors, LLC and Stephens Inc. dated April 16, 2001, all expenses in connection with maintaining facilities for the issue and transfer of the Portfolios' interests and for supplying information, prices and other data to be furnished by Master Trust hereunder, and all


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expenses in connection with preparing and printing Master Trust's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided, however, that nothing contained herein shall be deemed to require Master Trust to pay any of the costs of advertising the sale of the Portfolios' interests. You shall pay all other expenses incurred by you in connection with the sale of the Portfolios' interests as contemplated in this Agreement.

              6. All interests offered for sale and sold by you shall be offered for sale and sold by you to investors at the price per share (the "offering price," which is the net asset value per share) specified and determined as provided in the prospectus relating to the offering of relevant Portfolio interests for sale. If the offering price is not an exact multiple of one cent, it shall be adjusted to the nearest full cent. Master Trust shall determine and furnish promptly to you a statement of the offering price at least once on each day on which the prospectus states Master Trust is required to determine the relevant Portfolio's net asset value for the purpose of pricing purchase orders. Each offering price shall become effective at the time and shall remain in effect during the period specified in the statement. Each such statement shall show the basis of its computation. For purposes of establishing the offering price, Master Trust shall consider a purchase order to have been presented to it at the time it was originally entered by you for transmission to it, provided the original purchase order and your fulfilling order to Master Trust are appropriately time stamped or evidenced to show the time of original entry and that your fulfilling order to Master Trust is received by Master Trust within a time deemed by it to be reasonable after the purchase order was originally entered. Purchases of interests shall be made for full and fractional interests, carried to the third decimal place.

              7. Master Trust shall furnish you from time to time, for use in connection with the sale of the Portfolios' interests, such information with respect to Master Trust and the Portfolios' interests as you may reasonably request, all of which shall be signed by one or more of Master Trust's duly authorized officers; and Master Trust warrants that the statements contained in any such information, when so signed by Master Trust's officers, shall be true and correct. Master Trust also shall furnish you with copies of its reports to shareholders and such additional information regarding a Portfolio's financial condition as you may reasonably request from time to time.

              8. Master Trust represents to you that all registration statements and prospectuses filed by Master Trust with the Securities and Exchange Commission under the 1940 Act, with respect to the Portfolios' interests have been carefully prepared in conformity with the requirements of the 1940 Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement, the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. Master Trust represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1940 Act and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Master Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of Master Trust's counsel, be necessary or advisable. If Master Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by Master Trust of a written request from you to do so, you may, at your option, terminate this agreement or decline


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

to make offers of the Portfolios' securities until such amendments are made. Master Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit Master Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as Master Trust may deem advisable, such right being in all respects absolute and unconditional.

              9. Master Trust authorizes you to use any prospectus in the form furnished to you from time to time, in connection with the sale of the Portfolios' interests. Master Trust agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that Master Trust's agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with written information furnished to Master Trust by you specifically for use in the preparation thereof. Master Trust's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Master Trust's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to Master Trust at its office in Charlotte, North Carolina within ten days after the summons or other first legal process shall have been served. The failure so to notify Master Trust of any such action shall not relieve Master Trust from any liability which Master Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of Master Trust's indemnity agreement contained in this paragraph 9. Master Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by Master Trust and approved by you. In the event Master Trust elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case Master Trust does not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by Master Trust, Master Trust will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. Master Trust's indemnification agreement contained in this paragraph 9 and Master Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any of the Portfolios' interests. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. Master Trust agrees promptly to notify you of the commencement of any litigation or proceedings against Master Trust or any of its officers or Trustees in connection with the issue and sale of any of the Portfolios' interests.

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              10. You agree to indemnify, defend and hold Master Trust, its several officers and Trustees, and any person who controls Master Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Master Trust, its officers or Trustees, or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by Master Trust, its officers or Trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to Master Trust specifically for use in Master Trust's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to Master Trust and required to be stated in such answers or necessary to make such information not misleading or (b) any act or omission or alleged act or omission on your part as Master Trust's agent that has not been expressly authorized by Master Trust in writing. Your agreement to indemnify Master Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against Master Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office in Little Rock, Arkansas within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to Master Trust, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event Master Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to Master Trust, its officers or Trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 10.

              11. None of the Portfolios' interests shall be offered by either you or Master Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such interests hereunder shall be accepted by Master Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph 11 shall in any way restrict or have an application to or bearing upon Master Trust's obligation to repurchase any of the Portfolios' interests from any shareholder in accordance with the provisions of Master Trust's prospectus or Declaration of Trust.

              12.    Master Trust agrees to advise you immediately in writing:

              (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

              (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

              (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

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              (d) of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

              13. Insofar as they concern Master Trust, Master Trust shall comply with all applicable laws, rules and regulations, including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to the 1940 Act, or by any securities association registered under the Securities Exchange Act of 1934, as amended.

              14. You may, if you desire and at your own cost and expense, appoint or employ agents to assist you in carrying out your obligations under this agreement, but no such appointment or employment shall relieve you of any of your responsibilities or obligations to Master Trust under this Agreement.

              15. As to each Portfolio, subject to the provisions of Paragraph 8, this Agreement will become effective as of the date set forth herein above, and shall continue in effect until the second anniversary of its effective date. This Agreement will become effective with respect to each additional Portfolio as of the date set forth on Schedule I when each such Portfolio is added thereto. The Agreement shall continue in effect for a Portfolio after the second anniversary of the effective date for successive annual periods ending on each anniversary of such date, provided that the continuation of the Agreement is specifically approved for the Portfolio at least annually: (i) by the Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of the Portfolio (as defined in Section 2(a)(42) of the 1940 Act); and by the affirmative vote of a majority of the Trustees of Master Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of Master Trust), by votes cast in person at a meeting specifically called for such purpose. This Agreement may be terminated without payment of any penalty at any time by: (a) Master Trust with respect to a Portfolio, by vote of the Board of Trustees or by vote of a majority of a Portfolio's outstanding voting securities, upon sixty
(60) days' written notice to the placement agent. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940
Act).

              16. This Agreement has been executed on behalf of Master Trust by the undersigned officer of Master Trust in his capacity as an officer of Master Trust. The obligations of this Agreement shall only be binding upon the assets and property of the relevant Portfolio, as provided for in Master Trust's Declaration of Trust, and shall not be binding upon any Trustee, officer or shareholder of Master Trust or a Portfolio individually.


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              Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

                                          Very truly yours,

                                          NATIONS MASTER INVESTMENT TRUST



                                          By:     /s/ Richard H. Blank, Jr.
                                                  -------------------------

                                          Name:  Richard H. Blank, Jr.
                                                ---------------------------

                                          Title:    Secretary
                                                 --------------------------


ACCEPTED:

STEPHENS INC.



By:     /s/ Richard H. Blank, Jr.
        -------------------------

Name:  Richard H. Blank, Jr.
      ---------------------------

Title:  Senior Vice President
       --------------------------


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                                   SCHEDULE I


Name of Portfolio                                            Effective Date
-----------------                                            --------------

High Yield Portfolio                                             04/16/01
International Bond Portfolio                                     04/16/01


Adopted:  February 22, 2001

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